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                                                                     EXHIBIT 2.3

                   FORM OF VERIFONE, INC. AFFILIATE AGREEMENT

    This AFFILIATE AGREEMENT ("AGREEMENT") is dated as of April 22, 1997, between Hewlett-Packard Company, a California corporation ("PARENT"), VeriFone, Inc., a Delaware corporation (the "COMPANY") and the undersigned (the "AFFILIATE").

    WHEREAS, Parent and the Company have entered into an Agreement and Plan of Reorganization ("MERGER AGREEMENT") pursuant to which Parent and the Company intend to enter into a business combination transaction to pursue their long term business strategies (the "MERGER") (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement);

    WHEREAS, pursuant to the Merger, at the Effective Time, all of the issued and outstanding shares of the Company's Common Stock, including any shares owned by Affiliate as of the Effective Time, will be converted into shares of Parent Common Stock as set forth in the Merger Agreement;

    WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC") and (ii) in the SEC's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of the Company;

    WHEREAS, it will be a condition to consummation of the Merger pursuant to the Merger Agreement that the independent accounting firms that audit the annual financial statements of Parent and the Company will have delivered their written concurrences with the conclusions of management of Parent and the Company to the effect that the Merger will be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16;

    WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement.

    NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

    1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, the Company, and their respective affiliates, counsel and accounting firms for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests," and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has had an opportunity to discuss the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

    2.  COMPLIANCE WITH RULE 145 AND THE ACT.

    (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "ACT"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 of the Act unless otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, (ii) Affiliate may be deemed to be an affiliate of the Company, and (iii) no sale, transfer or other disposition by Affiliate of any Parent Common Stock received by Affiliate in the Merger will be registered under the Act. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued

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to Affiliate in the Merger unless (x) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act, (y) an authorized representative of the SEC takes the position in writing to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written position ("No Action Correspondence") is delivered to Parent, or (z) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT, (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR (C) AS IS OTHERWISE PERMITTED UNDER THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF April 22, 1997, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall instruct its transfer agent to remove such legend, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee),
(ii) a copy of the No Action Correspondence, (iii) an opinion of counsel, in form and substance reasonably satisfactory to Parent to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145, or
(iv) a written request for removal of such legend after the earlier of (x) the inapplicability of Rule 145 by its terms or (y) the effective date of any action by the SEC eliminating the restrictions upon sale, transfer or disposition under Rule 145 or otherwise rendering compliance with such restrictions unnecessary.

    3. COVENANTS RELATED TO POOLING OF INTERESTS. In accordance with SAB 65, during the period contemplated by SAB 65, until the earlier of (A) Parent's public announcement of financial results covering at least 30 days of combined operations of Parent and the Company or (B) the Merger Agreement is terminated in accordance with its terms, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to: (A) any shares of Company Common Stock, except pursuant to and upon the consummation of the Merger; or (B) any shares of Parent Common Stock received by Affiliate in the Merger or any shares of Parent Common Stock received by Affiliate upon exercise of options assumed by Parent in connection with the Merger. Parent may, at its discretion, cause a restrictive legend covering the restrictions referred to in this Section 3 to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the restrictions referred to in this Section 3 with its transfer agent with respect to such certificates, provided that such restrictive legend shall be removed and/or such notice shall be countermanded promptly upon expiration of the necessity therefor at the request of Affiliate.

    4. PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Agreement, Affiliate may (with the consent of Parent, not to be unreasonably withheld): (a) transfer shares of Common Stock of the Company to the Company in payment of the exercise price of options to purchase Common Stock of the Company; (b) transfer shares of Parent Common Stock to Parent in payment of the exercise price of options to purchase Parent Common Stock, (c) transfer shares of Common Stock of the Company

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to any organization qualified under Section 501(c)(3) of the Internal Revenue
Code of 1986, as amended, so long as such organization has traditionally been supported by contributions from the general public (as opposed to being supported largely by a specific donor); and (d) transfer of shares of Common Stock of the Company or shares of Parent Common Stock to a trust established for the benefit of Affiliate and/or for the benefit of one or more members of Affiliate's family, or make a bona fide gift of shares of Common Stock of the Company or shares of Parent Common Stock to one or more members of Affiliate's family, provided that in the case of a transfer or gift pursuant to this clause
(d), a transferee of such shares agrees to be bound by the limitations set forth in this Agreement.

    5. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Parent shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

    6.  MISCELLANEOUS.

    (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

    (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

    (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

    (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

    (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

    (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

    (g) Notwithstanding any other provision contained herein, this Agreement and all obligations of Affiliate hereunder shall terminate upon the termination of the Merger Agreement in accordance with its terms.

    (h) Parent currently intends to file on a timely basis, from and after the Effective Time and as long as is necessary in order to permit Affiliate to sell Parent Common Stock held by Affiliate pursuant to Rule 145, all reports required to be filed by it pursuant to the Exchange Act, and currently intends to otherwise make available adequate information regarding Parent in such manner as may be required to satisfy the requirements of Rule 144(c) under the Act as now in effect.

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    Executed as of the date shown on the first page of this Agreement.

                                HEWLETT-PACKARD COMPANY

                                By:
                                     --------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                     --------------------------------------

                                VERIFONE, INC.

                                By:
                                     --------------------------------------
                                Name:
                                     --------------------------------------
                                Title:
                                     --------------------------------------

                                AFFILIATE

                                By:
                                     --------------------------------------
                                Name of Affiliate: ----------------------------

                                Name of Signatory (if different from
                                Affiliate):
                                ---------------------------------------------
                                Title of Signatory
                                (if applicable):
                                --------------------------------

Number of shares of the Company's Common Stock beneficially owned by Affiliate:
---------------------------------------------

Number of shares of the Company's Common Stock subject to options beneficially owned by Affiliate:
---------------------------------------------

                           ***AFFILIATE AGREEMENT***

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